EXHIBIT NO. 99.(j) 3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 2-83616 on Form N-1A of our reports each dated February 12, 2026, relating to the financial statements and financial highlights of MFS Blended Research Core Equity Portfolio, MFS Core Equity Portfolio, MFS Corporate Bond Portfolio, MFS Emerging Markets Equity Portfolio, MFS Global Governments Portfolio, MFS Global Growth Portfolio, MFS Global Research Portfolio, MFS Global Tactical Allocation Portfolio, MFS Government Securities Portfolio, MFS High Yield Portfolio, MFS Income Portfolio, MFS International Growth Portfolio, MFS International Intrinsic Equity Portfolio, MFS Massachusetts Investors Growth Stock Portfolio, MFS Research International Portfolio, MFS Technology Portfolio, and MFS U.S. Government Money Market Portfolio, each a series of MFS Variable Insurance Trust II, appearing in Form N-CSR of MFS Variable Insurance Trust II for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm(s) and Financial Statements” and Appendix L – "Recipients of Non-Public Portfolio Holdings on an Ongoing Basis" in the Statement of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2026